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                                                                       EXHIBIT 5

                     LANGE, SIMPSON, ROBINSON & SOMERVILLE
                             ATTORNEYS & COUNSELORS
                       417 20TH STREET NORTH, SUITE 1700
                         BIRMINGHAM, ALABAMA 35203-3272
                            TELEPHONE (205) 250-5000
                            FACSIMILE (205) 250-5034


                                 July 25, 1994


Regions Financial Corporation
417 North 20th Street
Birmingham, Alabama  35203

         Re: Regions Financial Corporation -- S-4 Registration Statement, No. 33-54231


Ladies and Gentlemen:


         We have acted as counsel for Regions Financial Corporation, a Delaware corporation, ("Regions") in connection with the merger between BNR Bancshares, Inc. ("BNR") and Regions (the "Merger") and in connection with the registration of shares of common stock of Regions, par value $.625 per share ("Regions Common Stock"), on Form S-4 under the Securities Act of 1933. The Merger provides for issuance of shares of Regions Common Stock to the stockholders of BNR upon consummation of the Merger. The number of shares of Regions Common Stock to be issued in the Merger depends on the exchange ratio, which is defined in the Agreement and Plan of Merger between Regions and BNR, dated as of April 21, 1994, but will not exceed 999,858 shares of Regions Common Stock.

         We have examined and are familiar with the registration statement on Form S-4 (33-54231) filed with the Securities and Exchange Commission, as such registration statement has been amended to date. We have examined and are familiar with the records relating to the organization of Regions and the proceedings taken by its directors to date, and we have examined


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Regions Financial Corporation

July 25, 1994

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such other documents and records as we have deemed relevant for purposes of rendering this opinion.


         Based on the foregoing it is our opinion that upon satisfaction of the conditions precedent to consummation of the Merger, or waiver of such conditions capable of being waived, and upon consummation of the Merger, the shares of Regions Common Stock issued pursuant to the Merger will be duly authorized, validly issued and outstanding, fully paid and non-assessable, with no personal liability attaching to the ownership thereof.


         We hereby consent to the filing of this opinion as an exhibit to the registration statement and to the reference to Lange, Simpson, Robinson & Somerville under the caption "Opinions" in the proxy statement/prospectus forming a part of the registration statement.

                                     Very truly yours,


                                     /s/ LANGE, SIMPSON, ROBINSON, & SOMERVILLE